77Q1(a)(1)


Articles of Amendment of American Century
Growth Funds, Inc., effective as of September 7,
2016 (filed electronically as Exhibit a3 to Post-
Effective Amendment No. 17 to the Registration
Statement of the Registrant filed on September 12, 2016, File No. 333-132114, and incorporated herein by reference).